UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2011

AMERICAN EXPRESS COMPANY
(Exact name of registrant as specified in its charter)

New York	1-7657	13-4922250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 Vesey Street, World Financial Center New York, New York	10285
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 640-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  On April 26, 2011, American Express Company (the “Company”) filed a Current Report on Form 8-K reporting on, among other matters, the anticipated appointment on May 16, 2011, of David Cornish as the Company’s Acting Comptroller and Principal Accounting Officer.  On April 29, 2011, the Company determined that, in connection with and subject to confirmation of Mr. Cornish’s appointment, he would become eligible to receive an additional cash annual incentive award of $65,000 to $120,000 and an additional equity grant with a value of up to $140,000 under the Company’s 2007 Incentive Compensation Plan, in each case to be awarded in early 2012 as part of the Company’s year-end compensation process subject to Mr. Cornish’s individual performance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EXPRESS COMPANY (REGISTRANT)
By:	/s/ Carol V. Schwartz
Name: Carol V. Schwartz
Title: Secretary

Date:  May 5, 2011